UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	November 24, 2010
(Date of earliest event reported):	November 24, 2010
Commission File No. 0-10587

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania	17602
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: 717-291-2411

Former name or former address, if changed since last Report: N/A

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]  Written communications pursuant to Rule 425 under the Securities Act

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ]  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.04:  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

In connection with Fulton Financial Advisors, a division of Fulton Bank, N.A., becoming the recordkeeper for the Fulton Financial Corporation 401(k) Retirement Plan (the “Plan”), participants in the Plan will have a blackout period during which they will be temporarily unable to direct or diversify investments in their individual accounts or obtain distributions from the Plan.  This blackout period is expected to begin at noon on December 20, 2010 and end during the week of January 16, 2011.  Notice of this blackout period was sent to all participants or beneficiaries under the Plan on November 19, 2010.

In connection with the notification of participants or beneficiaries under the Plan, Fulton Financial Corporation has sent notice to its directors and executive officers informing them that, during the blackout period, they would, in accordance with applicable law, be prohibited from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring any equity security, including common stock, stock options and restricted stock, of Fulton Financial Corporation.

A participant in the Plan, a security holder or other interested person may obtain, without charge, information regarding the blackout period, including the actual ending date of the blackout period.  Information may be obtained before, during and for at least two years after the blackout period from Louis J. Yoka, III, Senior Vice President and Manager Compensation and Benefits, by any of the following methods:

Mail — Fulton Financial Corporation, P.O. Box 4887, Lancaster, Pennsylvania 17604-4887; Attn: Human Resources

Phone — (717) 291-2411

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 24, 2010	FULTON FINANCIAL CORPORATION By: /s/Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer